						Exhibit 99.06
Southern Company
Kilowatt-Hour Sales
(In Millions of KWHs)

	Three Months Ended December				Year-to-Date December
As Reported	2015	2014	Change	Weather Adjusted Change*	2015	2014	Change	Weather Adjusted Change*
Kilowatt-Hour Sales-
Total Sales	41,945	44,775	(6.3)%		190,989	194,425	(1.8)%

Total Retail Sales-	35,589	37,727	(5.7)%	(0.4)%	160,484	161,639	(0.7)%	0.3%
Residential	10,196	11,782	(13.5)%	0.3%	52,121	53,347	(2.3)%	0.4%
Commercial	12,166	12,349	(1.5)%	1.3%	53,525	53,242	0.5%	0.9%
Industrial	13,003	13,369	(2.7)%	(2.7)%	53,941	54,140	(0.4)%	(0.3)%
Other	224	227	(1.2)%	(0.9)%	897	910	(1.4)%	(1.3)%

Total Wholesale Sales	6,356	7,048	(9.8)%	N/A	30,505	32,786	(7.0)%	N/A

Note
*Also reflects adjustment of 2014 KWH sales consistent with Mississippi Power's updated methodology to estimate the unbilled revenue allocation among customer classes implemented in the first quarter 2015.